                       [DAVIS POLK & WARDWELL LETTERHEAD]



                                                                     Exhibit (i)



                                                    April 28, 2000



The GNMA Fund Investment Program, Inc.
c/o Merrill Lynch, Pierce, Fenner & Smith Incorporated
P.O. Box 9051
Princeton, N.J. 08543-9051



Dear Sirs:



    We have acted as special counsel for The GNMA Fund Investment Accumulation Program, Inc. (the "Company"), an open-end management investment company registered under the Investment Company Act of 1940, in connection with the incorporation thereof and the registration of its shares of Common Stock, $0.01 par value (the "Shares"), under the Securities Act of 1933. This opinion is being delivered to you in connection with the filing of a post-effective amendment (the "Post-Effective Amendment") to the Company's registration statement under the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended on Form N-1A (file Nos. 2-60367 and 811-2788), as amended (together with the "Post-Effective Amendment", the "Registration Statement").



    We have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents and instruments as we have deemed necessary or advisable for purposes of this opinion. As to matters in the following opinion governed by the laws of the State of Maryland, we have relied on an opinion of Weinberg & Green LLC, special Maryland counsel for the Company.



    Based upon the foregoing, we are of the opinion that the Shares of the Company have been duly authorized for issuance by the Company, and upon issuance and delivery as described in the Registration Statement, the Shares will be legally issued, fully paid and non-assessable.



    We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under "Legal Opinion" in the statement of additional information constituting a part thereof.



                                          Very truly yours,



                                          /s/ DAVIS POLK & WARDWELL

                                          --------------------------------------